                                                                          EX-10Q

                                                           GENERAL FORM


                                              AMENDMENT dated as of August   ,
                                              1995 to the AGREEMENT dated as
                                              of               , 199 , (the
                                              "Agreement") between THE CHASE
                                              MANHATTAN CORPORATION, a Delaware
                                              corporation (the "Company") and
                                                                   (the
                                              ---------------------
                                              "Executive").



     The Company and the Executive desire to amend the Agreement as follows:

1. Approved Change in Control. As used herein, the term "Approved Change in Control" means any Change in Control occurring by reason of or upon the occurrence of the transactions and events contemplated by the Merger Agreement. "Merger Agreement" means any agreement or plan of merger or consolidation between the Company and Chemical Banking Corporation that is approved by the Boards of Directors of the Company and Chemical Banking Corporation on or before September 30, 1995, as modified from time to time.

2. Good Reason. The parties hereto agree that, in the event of any Approved Change in Control, the definition of "Good Reason" in Section 15(N) of the Agreement, for purposes only of any such Approved Change in Control (and any related Potential Change in Control), shall be as follows:

                   "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts, or failure to act, unless, in the case of any act or failure to act described in clause (I), (IV), (V),
                   (VI) or (VII) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:


                        (I) a substantial diminution in the overall
                   importance of the Executive's role, as determined by balancing (i) any increase or decrease in the scope of the Executive's management responsibilities against (ii) any increase or decrease in the relative sizes of the businesses, activities or functions (or portions thereof) for which the Executive has responsibility; provided, however, that none of (a) a change in the

                   Executive's title or employer, (b) a change in the Executive's position in the reporting hierarchy and (c) a change in the Executive's responsibilities from line to staff or vice versa, shall, by itself, be considered Good Reason;

                        (II) a reduction in the Executive's Annual
                   Base Salary as in effect on the date hereof or as the same may be increased from time to time;

                        (III) the relocation of the principal place of
                   the Executive's employment to a location that is more than 50 miles from such principal place of employment immediately prior to the Change in Control (unless such relocation is to the New York Metropolitan Area or from one location outside of the United States to another location outside of the United States);

                        (IV) the failure by the Company or a
                   subsidiary to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company or a subsidiary within seven (7) days of the date such compensation is due;

                        (V) the failure by the Company or a subsidiary
                   to pay the Executive by February 15 following any calendar year an annual cash bonus for such calendar year that, in the reasonable, good faith judgment of the Compensation Committee of the Board of Directors of the Company or the Chairman of the Company, fairly reflects the performance of the Executive, any unit or units (or portions thereof) for which the Executive was responsible and the Company as a whole during such calendar year; provided, however, that the Executive may not claim that a bonus equal to or greater than the highest annual bonus paid to the Executive for any of the three calendar years immediately preceding the Change in Control does not fairly and in good faith reflect such performance;

                        (VI) the failure by the Company or a
                   subsidiary to include the Executive in any other employee benefit or compensation plan or arrangement on a basis reasonably comparable to that of other executives of the Company having responsibilities of equal importance to those of the Executive; provided, however, that failure to include the Executive in a plan or arrangement designed for a general category of positions that does not include the Executive's position, as determined in good faith by the Compensation Committee of the Board of Directors of the Company or the Chairman of the Company, shall not be considered Good Reason; or


                        (VII) any purported termination of the
                   Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.01; for purposes of this Agreement, no such purported termination shall be effective.


                        The Executive's right to terminate the
                   Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.


3. Extension of Term with Respect to Payment of Bonuses. In the event there shall have occurred any Approved Change in Control, the parties hereto agree that, with respect to any calendar year more than six months of which fall within the 24 month term of the Agreement commencing on the date of the last such Approved Change in Control, the term of the Agreement shall be further extended to March 1 of the next calendar year solely with respect to any Notice of Termination given by the Executive regarding any bonus the payment or non-payment of which constitutes Good Reason under clause (V) of the definition of "Good Reason" set forth in Section 2 of this Amendment.

4. Waiver of Notice Not to Extend. Each party hereto waives its right under
Section 2 of the Agreement to serve notice not to extend the Agreement with respect to the calendar year commencing January 1, 1996. The parties hereto acknowledge and agree that the Agreement, as amended by this Amendment, shall automatically renew for an additional one year term commencing January 1, 1996.

5. Limited Effect of Amendment. The parties hereto agree that the definition of "Good Reason" set forth in Section 2 of this Amendment shall apply only in the event of and with respect to an Approved Change in Control (and any related Potential Change in Control) and that such definition of "Good Reason" shall not apply to any other Change in Control, whether such other Change in Control occurs before or after the Approved Change in Control. In the event such other Change in Control shall occur, the provisions of Sections 2 and 3 of this Amendment shall have no effect.

6. Miscellaneous. Capitalized terms used and not defined in this Amendment have the meanings assigned to them in the Agreement. This Amendment shall be effective as of the date hereof, may be executed in counterparts, and shall be governed by and construed in accordance with the laws of the State of New York.


         The parties hereto have executed this Amendment as of the date first above written.

                                  THE CHASE MANHATTAN CORPORATION

                                  By:
                                     ----------------------------
                                     John J. Farrell
                                     Executive Vice President



                                   ------------------------------